Exhibit 10.5

                      INVESTMENT MANAGEMENT TRUST AGREEMENT

      This Agreement is made as of ____, 2007, by and between China Resources Ltd. (the "Company") and American Stock Transfer & Trust Company (the "Trustee").

      WHEREAS, the Company's Registration Statement on Form S-1, No. 333-_____ (the "Registration Statement"), for its initial public offering of securities ("IPO") has been declared effective as of the date hereof by the Securities and Exchange Commission (the "Effective Date");

      WHEREAS, Maxim Group LLC ("Maxim" or the "Representative") is acting as the representative of the underwriters in the IPO (the "Underwriters");

      WHEREAS, the Company has agreed to sell an aggregate of 2,600,000 warrants to purchase 2,600,000 shares of the Company's common stock, par value $.0001 per share, for a purchase price of $1.00 per warrant in a private placement that will occur no less than two days prior to the effective date of the IPO (the "Placement");

      WHEREAS, as described in the Registration Statement, and in accordance with the Company's Certificate of Incorporation, an aggregate of $39,200,000 ($44,840,000 if the Underwriters' over-allotment option is exercised in full), which is comprised of (i) the net proceeds of the IPO (except as provided in the Registration Statement); (ii) the $2,600,000 received by the Company in exchange for its securities pursuant to the Placement; and (iii) an additional $800,000 ($920,000, if the Underwriters' over-allotment option is exercised in full) of the proceeds of the IPO, representing the deferred portion of the underwriting compensation referred to in the Registration Statement (the "Contingent Discount") which the Representative has agreed to deposit in the Trust Account (as defined below), will be delivered to the Trustee to be deposited and held in the Trust Account for the benefit of the Company, and the holders of the Company's common stock, par value $.0001 per share (the "Common Stock"), included in the units (the "IPO Shares") of the Company's securities issued in the IPO (the "Units") and the Representative and, in the event the securities offered in the IPO are registered in Colorado, pursuant to Section 11-51-302(6) of the Colorado Revised Statutes (the "CRS"), a copy of which is attached hereto and made a part hereof. The amount to be delivered to the Trustee and all interest or dividend income received with respect thereto will be referred to herein as the "Property," the stockholders for whose benefit the Trustee shall hold the Property will be referred to as the "Public Stockholders," and the Public Stockholders, the Representatives and the Company will be referred to together as the "Beneficiaries;" and

      WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property; and

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

      1. Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

            (a) hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement, including, without limitation, with respect to the Public Stockholders, the terms of Section 11-51-302(6) of the CRS, in a segregated trust account established by the Trustee at a branch of Merrill Lynch, Pierce Fenner & Smith Incorporated. and in a segregated account at a brokerage institution selected by the Trustee (collectively, the "Trust Account");

            (b) manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

            (c) in a timely manner, upon the instruction of the Company, to invest and reinvest the Property in "government securities," within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the "1940 Act"), having a maturity of 180 days or less or in any open ended investment company registered under the 1940 Act selected by the Company that holds itself out as a money market fund meeting the conditions of paragraphs (c)(2), (c)(3) and (c)(4) under Rule 2a-7 promulgated under the 1940 Act as determined by the Company;

            (d) collect and receive, when due, all principal and income arising from the Property, which shall become part of the "Property," as such term is used herein;

            (e) notify within two business days the Company of all communications received by it with respect to any Property requiring action by the Company;

            (f) supply any necessary information or documents as may be requested by the Company in connection with the Company's preparation of the tax returns for the Trust Account or the Company;

            (g) participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company and/or the Representatives to do so;

            (h) render to the Company and to the Representative, and to such other persons as the Company may instruct, monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account; and

            (i) commence liquidation of the Trust Account upon receipt of the Officers' Certificate signed by the Chief Executive Officer and Chief Financial Officer in accordance with the terms of a letter (the "Termination Letter"), in a form substantially similar to that attached hereto as Exhibit A or Exhibit B, signed on behalf of the Company by its Chief Executive Officer and Chief Financial Officer, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein as part of the Company's plan of dissolution and liquidation approved by the Company's stockholders. The Trustee understands and agrees that, except as provided in Section 1(j) and
Section 2 hereof, disbursements from the Trust Account shall be made only pursuant to a duly executed Termination Letter, together with the other documents referenced herein, including, without limitation, an independently certified oath and report of inspector of election in respect of the stock vote


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

in favor of the Business Combination (as hereinafter defined). In all cases, the Company shall provide the Representative with a copy of any Termination Letter, Officers' Certificates and/or any other correspondence that it issues with respect to any proposed withdrawal from the Trust Account promptly after it issues same. As used in this Agreement, the term "Business Combination" means the acquisition by the Company, through merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination with, one or more operating business service providers, as more fully described in the prospectus forming a part of the Registration Statement; and

            (j) as of the date 18 months from the date of this Agreement (the "LOI Termination Date") (or 24 months from the date hereof, in the event the Company has executed a Letter of Intent (defined below) prior to the LOI Termination Date but failed to consummate a Business Combination ("Second Termination Date")), commence liquidation of the Trust Account. The Trustee, upon consultation with the Company and the Representative, shall deliver a notice to Public Stockholders of record as of the LOI Termination Date or Second Termination Date, whichever the case may be, by U.S. mail or via the Depository Trust Company ("DTC"), within five days of the LOI Termination Date or Second Termination Date, to notify the Public Stockholders of such event and take such other actions as it may deem necessary to inform the Beneficiaries. Following the requisite approval of the Company's stockholders, the Trustee shall deliver to each Public Stockholder its ratable share of the Property against satisfactory evidence of delivery of the stock certificates by the Public Stockholders to the Company through DTC, its Deposit Withdraw Agent Commission
(DWAC) system or as otherwise presented to the Trustee. Notwithstanding the foregoing, if the Trustee receives a bona fide, executed letter of intent, agreement in principle or engagement letter (a "Letter of Intent") for a Business Combination prior to the LOI Termination Date accompanied by an Officers' Certificate as described in Section 3(e) hereof, then the Trustee shall forego or suspend any liquidation of the Trust Account until the earlier of a Business Combination or the Second Termination Date.

      2. Limited Distributions of Income on Property.

            (a) If there is any income tax obligation relating to the income from the Property in the Trust Account, then, at the written instruction of the Company, the Trustee shall disburse to the Company by wire transfer, out of the Property in the Trust Account, the amount indicated by the Company as required to pay income [and franchise]taxes.

      Upon one or more written requests from the Company, the Trustee shall distribute to the Company interest or dividends earned on the Property in the Trust Account, net of taxes payable, up to a maximum of $1,000,000; provided; however, that in the event the over-allotment option is exercised in full, the Company shall be prohibited from receiving distributions of income earned on the amount deposited in the Trust Account until after the first $240,000 of income is earned on the amount deposited in the Trust Account (net of taxes payable), which amount shall be added to the amount deposited in the Trust Account resulting in an amount of $10.00 for each share represented by certificates held by Public Stockholders.

            (b) . The distributions requested by the Company may be for any amount, provided that (i) in the aggregate, all distributions under this Section 2(b) may not exceed $1,000,000, and (ii) such distributions may only be made if and to the extent that income has been earned and collected on the amount initially deposited into the Trust Account.


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

            (c) Upon receipt by the Trustee of a written instruction from the Company for distributions from the Trust Account in connection with a plan of dissolution and distribution, accompanied by an Officers' Certificate signed by the Chief Executive Officer and Chief Financial Officer of the Company certifying as true, accurate and complete (i) a statement of the amount of actual expenses incurred or, where known with reasonable certainty, imminently to be incurred by the Company in connection with its dissolution and distribution, including any fees and expenses incurred or imminently to be incurred by the Company in connection with seeking stockholder approval of the Company's plan of dissolution and distribution, (ii) any amounts due to pay creditors or required to reserve for payment to creditors, and (iii) the sum of
(i) and (ii), the Trustee shall distribute to the Company an amount, as directed by the Company in the instruction letter, up to the sum of (i) and (ii) as indicated in the instruction letter.

            (d) Except as provided in Sections 1(i), 1(j), 2(a), 2(b), and 2(c) above, no other distributions from the Trust Account shall be permitted.

            (e) It is acknowledged and agreed by the parties hereto that with respect to all requests for distributions to or on behalf of the Company pursuant to this Section 2, paragraphs (a), (b) and (c), the Trustee's only responsibility is to follow the instructions of the Company.

      3. Agreements and Covenants of the Company. The Company hereby agrees and covenants:

            (a) to provide all instructions to the Trustee hereunder in writing, signed by the Company's Chief Executive Officer and Chief Financial Officer, with a copy to the Representatives. In addition, except with respect to its duties under paragraph 1(i) and 1(j) above, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it, in good faith, believes to be given by any one of the persons authorized above to give written instructions, provided that the Company and/or the Representatives shall promptly confirm such instructions in writing;

            (b) to hold the Trustee harmless and indemnify the Trustee from and against any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee's gross negligence or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this paragraph, it shall notify the Company in writing of such claim (hereinafter referred to as the "Indemnified Claim"). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim. The Company may participate in such action with its own counsel;


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

            (c) to pay the Trustee an initial acceptance fee and an annual fee as set forth on Schedule A at the consummation of the IPO and thereafter on the anniversary of the Effective Date. In addition, the Company shall pay the Trustee a transaction processing fee for each disbursement made pursuant to Sections (a), (b) or (c) as set forth on Schedule A hereto and that said transaction processing fee may be added to the amounts requested by the Company and deducted from the disbursement made to or on behalf of the Company pursuant to Sections 2(b), (b) and (c). The Trustee shall refund to the Company the fee (on a pro rata basis) with respect to any period after the liquidation of the Trust Fund. The Company shall not be responsible for any other fees or charges of the Trustee, except as may be provided in Section 3(b) hereof (it being expressly understood that the Property shall not be used to make any payments to the Trustee under such section);

            (d) that, in the event that the Company completes a Business Combination and the Trust Account is liquidated in accordance with Section 1(i) hereof, the Trustee or another independent party designated by the Representatives shall act as the inspector of election to certify the results of the stockholder vote;

            (e) that the Officers' Certificate referenced in Sections 1(i) and
(j) hereof shall require the Chief Executive Officer and Chief Financial Officer of the Company to each certify the following (wherever applicable): (1) prior to the LOI Termination Date, the Company has entered into a bona fide Letter of Intent with a target business; and/or (2) prior to the LOI Termination Date, the Company has entered into a Business Combination with a target business, the terms of which are consistent with the requirements set forth in the Registration Statement; and/or (3) prior to the Second Termination Date, the Company has entered into a Business Combination with a target business, the terms of which are consistent with the requirements set forth in the Registration Statement; and (4) the Board of Directors (the "Board"), has approved (where applicable): (i) the Business Combination; and/or (ii) the Letter of Intent;

            (f) in connection with any vote of the Company's stockholders regarding a Business Combination, to provide to the Trustee an affidavit or certificate of a firm regularly engaged in the business of soliciting proxies and tabulating stockholder votes (which firm may be the Trustee) verifying the vote of the Company's stockholders regarding such Business Combination;

            (g) in connection with any vote of the Company's stockholders regarding a dissolution and liquidation, to provide to the Trustee an affidavit or certificate of a firm regularly engaged in the business of tabulating stockholder votes (which firm may be the Trustee) verifying the vote of the Company's stockholders regarding such dissolution and liquidation; and

            (h) within five business days after the Underwriters' over-allotment option (or any unexercised portion thereof) expires or is exercised in full, to provide the Trustee notice in writing (with a copy to the Representative) of the total amount of the Contingent Discount, which shall in no event be less than $800,000 less any amounts returned to stockholders of the Company who have elected to convert their shares into a cash payment per share of $10.00 from the Trust Account in connection with a Business Combination.


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

      4. Limitations of Liability. The Trustee shall have no responsibility or liability to:

            (a) take any action with respect to the Property, other than as directed in Section 1 hereof, and the Trustee shall have no liability to any party except for liability arising out of its own gross negligence or willful misconduct;

            (b) institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property, unless and until it shall have received written instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

            (c) change the investment of any Property, other than in compliance with Section 1(c);

            (d) refund any depreciation in principal of any Property;

            (e) assume that the authority of any person designated by the Company and/or the Representatives to give written instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company and/or the Representatives shall have delivered a written revocation of such authority to the Trustee;

            (f) the other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its gross negligence or willful misconduct. The Trustee may rely conclusively on, and shall be protected in acting upon, any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

            (g) verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the Registration Statement, unless an officer of the Trustee has actual knowledge thereof, written notice of such event is sent to the Trustee or as otherwise required under Section 1(i) hereof; and

            (h) pay any taxes on behalf of the Trust Account (it being expressly understood that the Trustee's sole obligation with respect to taxes shall be to disburse funds to the Company with respect thereto as provided for by Section 2(a) hereof).

      5. Certain Rights Of Trustee.

            (a) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or opinion of counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or opinion of counsel. The Trustee may consult with counsel and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

            (b) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (c) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Agreement.

            (d) The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Agreement, and it shall not be accountable for the Company's use of the proceeds from the Trust Account. Notwithstanding the effective date of this Agreement or anything to the contrary contained in this Agreement, the Trustee shall have no liability or responsibility for any act or event relating to this Agreement or the transactions related thereto which occurs prior to the date of this Agreement, and shall have no contractual obligations to the Beneficiaries until the date of this Agreement.

      6. No Right of Set-Off. The Trustee waives any right of set-off or any right, title, interest or claim of any kind that the Trustee may have against the Property held in the Trust Account. In the event that the Trustee has a claim against the Company under this Agreement, including, without limitation, under Section 3(b), the Trustee will pursue such claim solely against the Company and not against the Property held in the Trust Account.

      7. Termination. This Agreement shall terminate as follows:

            (a) if the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee during which time the Trustee shall continue to act in accordance with the terms of this Agreement. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including, but not limited, the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the event the Company does not locate a successor trustee within 90 days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with the United States District Court for the Southern District of New York and, upon such deposit, the Trustee shall be immune from any liability whatsoever that arises due to any actions or omissions to act by any party after such deposit;

            (b) at such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of Section 1(i) hereof, and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Section 3(b) hereof; or


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

            (c) on such date after ______, 2009 (or ______, 2009, in the event that the Company has executed a Letter of Intent prior to the Second Termination
Date) when the Trustee deposits the Property with the United States District Court for the Southern District of New York in the event that, prior to such date, the Trustee has not received a Termination Letter from the Company pursuant to Section 1(i) or (j) hereof.

      8. Miscellaneous.

            (a) The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. Upon receipt of written instructions, the Trustee will confirm such instructions with an "Authorized Individual" at an "Authorized Telephone Number" listed on the attached Exhibit C. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in its authorized personnel. In executing funds transfers, the Trustee will rely upon account numbers or other identifying numbers of a beneficiary, beneficiary's bank or intermediary bank, rather than names. The Trustee shall not be liable for any loss, liability or expense resulting from any error in an account number or other identifying number, provided it has accurately transmitted the numbers provided.

            (b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. It may be executed in several counterparts, each one of which shall constitute an original, and together shall constitute one instrument. Facsimile signatures shall constitute original signatures for all purposes of this Agreement.

            (c) This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. This Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto; provided, however, that no such change, amendment or modification (other than to correct a typographical error or similar technical error) may be made to Sections 1(i), 1(j), 2(a), 2(b) or 2(c) hereof without the consent the Public Stockholders holding 95% of the Company's issued and outstanding Common Stock, it being the specific intention of the parties hereto that each Public Stockholder is and shall be a third-party beneficiary of this Section 8(c) with the same right and power to enforce this
Section 8(c), the "consent of the Public Stockholders holding 95% of the Company's issued and outstanding Common Stock" shall mean receipt by the Trustee of a certificate from an entity certifying that (i) such entity regularly engages in the business of serving as inspector of elections for companies whose securities are publicly traded, and (ii) either (a) Public Stockholders of record holding 95% of the Company's issued and outstanding Common Stock as of a record date established in accordance with Section 213(a) of the Delaware General Corporation Law, as amended (the "DGCL"), have voted in favor of such amendment or modification, or (b) Public Stockholders of record holding 95% of the Company's issued and outstanding Common Stock as of a record date established in accordance with Section 213(b) of the DGCL has delivered to such entity a signed writing approving such amendment or modification. The Representative, who, along with the other Underwriters, the parties specifically agree, are and shall be third party beneficiaries for purposes of this Agreement; and provided further, any amendment to Section 1(j) shall require the consent of all of the Public Stockholders. As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.


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

            (d) The parties hereto consent to the jurisdiction and venue of any state or federal court located in the State and County of New York for purposes of resolving any disputes hereunder. The parties hereto irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive, and hereby waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

            (e) Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:

                    if to the Trustee, to:

                    American Stock Transfer & Trust Company
                    59 Maiden Lane
                    New York, New York 10038
                    Attn: Herb Lemmer, Vice President
                    Fax No.: (718) 331-1852

                    if to the Company, to:

                    China Resources Ltd.
                    Shen Zhen China Jia Yue Trading Co., Ltd., Room 921, Block A, Golden Central Tower,
                    Jintian Road
                    Futian District, Shenzhen, P.R. China
                    Attn: Chief Executive Officer
                    Fax No 86- 755-23993698

                    in either case with a copy to:

                    Maxim Group LLC
                    405 Lexington Avenue
                    New York, New York 10174
                    Attn: Clifford A. Teller, Director of Investment Banking Fax No.: (212) 895-3783


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

                    and

                    Eaton & VanWinkle LLP
                    Three Park Avenue, 16th floor
                    New York, New York 10016
                    Attn: Vincent McGill Esq.
                    Fax No.: (212) 779-9928

                    and

                    Ellenoff Grossman & Schole LLP
                    370 Lexington Avenue
                    New York, New York 10017
                    Attn: Douglas S. Ellenoff, Esq.
                    Fax No.: (212) 370-7889

            (f) This Agreement may not be assigned by the Trustee without the prior written consent of the Company and the Representatives.

            (g) Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance.

   (Remainder of document intentionally left blank. Signature page to follow.)


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

      IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

                                            AMERICAN STOCK TRANSFER & TRUST
                                            COMPANY, as Trustee

                                            By: ________________________________
                                                Name:
                                                Title:


                                            CHINA RESOURCES LTD.

                                            By: ________________________________
                                                Name:  Fuzu Zeng
                                                Title: Chief Executive Officer

                                    EXHIBIT A

                             [Letterhead of Company]

[Insert date]

American Stock Transfer & Trust Company
59 Maiden Lane
New York, New York 10038

Attn: [______________]



      Re: Trust Account No. _________ / Brokerage Account No. [ ] Termination Letter

Gentlemen:

      Pursuant to Section 1(i) of the Investment Management Trust Agreement between China Resources Ltd. (the "Company") and American Stock Transfer &
Trust Company (the "Trustee"), dated as of _____, 2007 (the "Trust Agreement"), this is to advise you that the Company has entered into an agreement (the "Business Agreement") with [___________] ("Target Business") to complete a business combination with Target Business (the "Business Combination") on or about [insert date]. The Company shall notify you at least 48 hours in advance of the actual date of the consummation of the Business Combination (the "Consummation Date") and shall provide you with an Officers' Certificate in accordance with Sections 1(i) and 2(c) of the Trust Agreement. Capitalized terms used herein and not otherwise define shall have the meaning ascribed to them in the Trust Agreement.

      In accordance with paragraph [___] of [___] of the Certificate of Incorporation of the Company, the Business Combination has been approved by the stockholders of the Company and by the Public Stockholders holding a majority of the IPO Shares, and Public Stockholders holding less than 35% of the IPO Shares have voted against the Business Combination and given notice of exercise of their conversion rights described in paragraph [___] of Article [___] of the Certificate of Incorporation of the Company. Pursuant to Section 3(f) of the Trust Agreement, we are providing you with [ an affidavit ] [ a certificate ] of ___________, which verifies the vote of the Company's stockholders in connection with the Business Combination.

      In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account to the effect that, on the Consummation Date, all of funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company and the Representative shall direct in writing on the Consummation Date.


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

      On the Consummation Date, (i) counsel for the Company shall deliver to you written notification that (a) all of the conditions to closing of the Business Combination have been satisfied and the closing date for such Business Combination has been scheduled pursuant to the terms of the Business Agreement, and (b) the provisions of Section 11-51-302(6) and Rule 51-3.4 of the CRS have been met, to the extent applicable; (ii) the Company shall deliver along with the oath and report of inspector of election certified by an independent inspector which may be the Trustee or as otherwise appointed by the Representatives (collectively, the "Report"); and (iii) the Company and the Representatives shall deliver to you joint written instructions with respect to the transfer of the funds, including the Contingent Discount, held in the Trust Account ("Instructions"). You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the counsel's letter, the Report, evidence of delivery of the Stock Certificates, the Officers' Certificate and the Instructions in accordance with the terms of the Instructions. We hereby agree and acknowledge that the Property in the Trust Account shall be distributed in accordance with the terms of the Instructions. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company and the Representatives of the same and, if the amount set forth in sub-clause
(1) shall not have been paid in full, the Representatives and the Company shall issue joint written instructions directing you as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date to the Company and/or the Representatives. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated.

      In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then upon the receipt of written instructions, the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the Consummation Date, as set forth in the notice.

                                   Very truly yours,

                                   CHINA RESOURCES LTD.


                                   By: _________________________________________
                                       Fuzu Zeng, Chief Executive Officer


                                   By: _________________________________________
                                       Gerald Nugawela, Chief Financial Officer

                                    EXHIBIT B

                             [Letterhead of Company]

[Insert date]

American Stock Transfer & Trust Company
59 Maiden Lane
New York, New York 10038

Attn: [______________]


            Re: Trust Account No. ____ / Brokerage Account No. [ ] Termination Letter

Gentlemen:

      Pursuant to Section 1(i) of the Investment Management Trust Agreement between China Resources Ltd. (the "Company') and American Stock Transfer & Trust Company (the `Trustee"), dated as of _____, 2007 (the `Trust Agreement"), this is to advise you that the Board of Directors and stockholders of the Company have voted to dissolve the Company and liquidate the Trust Account (as defined in the Trust Agreement). Attached hereto is a copy of the minutes of the meeting of the Board of Directors of the Company relating thereto, certified by the Secretary of the Company as true and correct and in full force and effect.

      In accordance with the terms of the Trust Agreement, we hereby (a) certify to you that the provisions of Section 11-51-302(6) and Rule 51-3.4 of the Colorado Revised Statutes have been met, and (b) authorize you to commence liquidation of the Trust Account as a part of the Company's plan of dissolution and distribution. In connection with this liquidation, you are hereby authorized to establish a record date for the purposes of determining the stockholders of record entitled to receive their per share portion of the Trust Account. The record date shall be within ten (10) days of the liquidation date, or as soon as thereafter as is practicable. You will notify the Company and the paying agent appointed by the Company _______________ ("Designated Paying Agent") in writing as to when all of the funds in the Trust Account will be available for immediate transfer ("Transfer Date"). The Designated Paying Agent shall thereafter notify you as to the account or accounts of the Designated Paying Agent that the funds in the Trust Account should be transferred to on the Transfer Date so that the Designated Paying Agent may commence distribution of such funds in accordance with terms of the Trust Agreement and the Company's Certificate of Incorporation,


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

as amended. Upon the payment of all the funds in the Trust Account, the Trust Agreement shall be terminated and the Trust Account closed.

                                    Very truly yours,

                                    CHINA RESOURCES LTD.


                                    By: ________________________________________
                                        Fuzu Zeng, Chief Executive Officer

                                    By: ________________________________________
                                        Gerald Nugawela, Chief Financial Officer

                                    EXHIBIT C

AUTHORIZED INDIVIDUAL(S)                                  AUTHORIZED
FOR TELEPHONE CALL BACK                                   TELEPHONE NUMBER(S)
-----------------------                                   -------------------

Company:

China Resources Ltd.
Shen Zhen China Jia Yue Trading Co., Ltd., Room 921,
Block A, Golden Central Tower, Jintian Road, Futian
District, Shenzhen,
 P.R. China
Attn: Fuzu Zeng, Chief Executive Officer

Trustee:

American Stock Transfer & Trust Company
59 Maiden Lane
New York, New York 10038
Attn: Herb Lemmer, Vice President

Underwriters:

Maxim Group LLC
405 Lexington Avenue
New York, New York 10174
Attn:  Clifford A. Teller, Director of Investment Banking


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